EXHIBIT 20.1



                        SUBSCRIPTION AGREEMENT



Renewable Assets, Inc.
7040 W. Palmetto Park Road, Bldg. 4, No. 572
Boca Raton, Florida 33433


Re:	Initial Public Offering ("IPO")


Gentlemen:

	The undersigned subscriber (the "Subscriber") hereby acknowledges receipt of and has carefully reviewed the Prospectus
(the "Prospectus"), dated March __, 2006, of Renewable Asset, Inc. (the "Company"), a Delaware corporation. The Subscriber represents that the undersigned is a financially sophisticated investor and, as such, is capable of bearing the economic risks associated with a purchase and investment in the speculative securities of the Company, including total loss. See, especially, "Risk Factors" in the Prospectus. The Subscriber agrees that this subscription is subject to acceptance by the Company, to availability and to certain other conditions, and any subscription may be declined in whole or in part by the Company by the return of the subscription funds without interest or deduction. The Investor further agrees that the express terms and conditions of the Prospectus are included as part of this Agreement including the fact that this is a "best efforts, no minimum" offering in which subscriber funds received by the Company will not be escrowed but will be immediately available to it.

	The undersigned Investor hereby subscribes for ______ Units of the Company's Common Stock and Class "A" Common Stock Purchase
Warrants at $0.25 per Unit for a total purchase price of $________. The undersigned has either (i) attached a check payable to the Company; or (ii) wired funds to the Company.

Please check one of the following:

______	check attached made payable to "Renewable Assets, Inc."; or

______  wire funds to _________________ Bank, _______________________,
        Boca Raton, FL 334__, Routing #_______________, for credit to account #_____________________; or




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	Please deliver this Subscription Agreement (and check, if
appropriate) to Mr. Alfred M. Schiffrin at the above indicated address.



___________________________             _____________________________
Signature of Investor                   Signature of Investor (if
joint name)

___________________________             _____________________________
Print or Type Name                      Print or Type Name

___________________________             _____________________________
Street Address                          Street Address

___________________________         	_____________________________
City, State, Zip                        City, State, Zip

___________________________         	_____________________________
SSN/Federal Tax I.D. Number             SSN/Federal Tax I.D.Number




AGREED AND ACCEPTED:

Renewable Assets, Inc.



By: _________________________
       Alfred M. Schiffrin
       President, CEO









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